EXCHANGE RIGHTS AGREEMENT
                                   (Preferred)


     This Agreement is dated as of the 29th day of June, 2001 among NCT Group, Inc., a Delaware corporation (the "Company"), and the Holders identified on Schedule A hereto (individually a "Holder", collectively the "Holders").

     WHEREAS, Artera Group, Inc. (formerly NCT Networks, Inc.), a Delaware corporation, is a wholly owned subsidiary of the Company ("Subsidiary"); and

     WHEREAS, the Holders are owners of Series A Preferred Stock of the Subsidiary, $.01 par value per share ("Preferred Shares") identified on Schedule A hereto, which Preferred Shares were issued in connection with transactions by, between and among the Company, the Subsidiary, the Holders, and Teltran International Group, Inc., a Delaware corporation; and

     WHEREAS, some of the Holders are intending to loan up to $1,000,000 to the Subsidiary, with such loans to be evidenced by Convertible Promissory Notes of the Subsidiary ("Notes"); and

     WHEREAS it is in the best interests of the Company for the Holders to purchase the Notes and as an inducement therefore and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Company hereby grants the exchange rights described herein to the Holders.

     NOW THEREFORE, the parties agree as follows:

     1. Exchange into the Company's Common Stock.

     (a) The Holder shall have the right (such a right an "Exchange Right") from November 30, 2001, and at any time thereafter that Preferred Shares are outstanding, to exchange any outstanding Stated Value of the Preferred Shares and accrued dividends for fully paid and nonassessable shares of the Company's common stock, par value $0.01 per share, as such stock exists on the date of issuance of the Preferred Shares, or any shares of capital stock of Company into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the exchange price as defined in Section 1(b) hereof (the "Exchange Price"), determined as provided herein. The number of shares of Common Stock to be issued upon each exchange of the Preferred Shares shall be determined by dividing the principal of that portion of the Preferred Shares to be exchanged, by the Exchange Price.

     (b) Subject to adjustment as provided in Section 4 hereof, the exchange price per share (the "Exchange Price") shall be one hundred percent (100%) of the average of the closing bid prices for the Common Stock on the OTC Pink Sheets, NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange, as applicable, or if not then trading on any of the foregoing, such other principal market or exchange where the Common Stock is listed or traded (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), for the five (5) trading days prior to but not including the Exchange Date.

     2. (a) Exchange Procedure/Optional Redemption. The Holder of Preferred Shares desiring to exchange any Stated Value or accrued dividend portion of such Preferred Shares may give written notice of its decision to exchange the
Preferred Shares for Common Stock by delivering or telecopying an executed and completed notice of exchange in the form annexed hereto (such notice a "Notice of Exchange") to the Company (any date of giving such a Notice of Exchange, an "Exchange Date") and delivering within three business days thereafter, the original Preferred Share certificate to the Company. The Company will transmit the certificates representing the shares of Common Stock issuable upon exchange of Preferred Shares (together with a Preferred Share certificate representing the Stated Value and dividends not exchanged) to the Holder via express courier, by electronic transfer or otherwise for receipt by the Holder, within five (5) business days after receipt by the Company of the original or telecopied Notice of Exchange and thereafter, the Preferred Shares to be exchanged (the "Delivery Date"). The Holder of the Preferred Shares so surrendered for exchange shall be entitled to receive on or before the Delivery Date a certificate or certificates which shall be fully paid and non-assessable for the number of shares of Common Stock to which such Holder shall be entitled upon such exchange, registered in the name of such Holder. In the case of any Preferred Share certificate which is exchanged only in part, the Holder of Preferred Shares shall upon delivery of the certificate or certificates representing Common Stock also receive a new Preferred Share certificate representing the unexchanged portion of the Preferred Shares.

     (b) The Company shall not be required, in connection with any exchange of Preferred Shares, to issue a fraction of a share of its Common Stock and shall instead deliver a stock certificate representing the next whole number.

     (c) The Company will, at any time and from time to time, have the option of redeeming any outstanding Preferred Shares ("Optional Redemption") by paying to the Holder a sum of money equal to the Stated Value of the Preferred Shares together with accrued but unpaid dividends thereon ("Redemption Amount") outstanding on the day notice of redemption ("Notice of Redemption") is given to a Holder ("Redemption Date"). A Notice of Redemption may be given in connection with any portion of the Stated Value and dividends including the Stated Value and dividends for which Notice of Exchange has been given by the Holder provided the Company elects within one (1) business day after receipt of a Notice of Exchange to give the Holder a Notice of Redemption in connection with some or all of the Redemption Amount. A Notice of Redemption must be accompanied by a certificate signed by the chief executive officer or chief financial officer of the Company stating that the Company has on deposit and segregated ready funds equal to the Redemption Amount. The Redemption Amount must be paid in good funds to the Holder no later than the tenth (10th) business day after the Redemption Date ("Optional Redemption Payment Date"). In the event the Company fails to pay the Redemption Amount by the Optional Redemption Payment Date, then the Redemption Notice will be null and void and the Company will thereafter have no further right to effect an Optional Redemption.

     3. Exchange Limitations. The Holder may not exchange that amount of the Preferred Shares on an Exchange Date into amounts of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on such Exchange Date, and (ii) the number of shares of Common Stock issuable upon the exchange of the Preferred Shares with respect to which the determination of this proviso is being made on such Exchange Date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-3 promulgated thereunder. The Holder may revoke the exchange limitation described in this Paragraph 3 upon 75 days prior notice to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

     4. Merger/Sale of Assets/Dividends.

     (a) In case of any merger of the Company with or into any other Company (other than a merger in which the Company is the surviving or continuing Company and which does not result in any reclassification, exchange, or change of the outstanding shares of Common Stock) then unless the right to exchange Preferred Shares shall have terminated, as part of such merger provision shall be made so that Holders of Preferred Shares shall thereafter have the right to exchange Preferred Shares held by such Holder into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a holder of the number of shares of Common Stock into which such Preferred Shares might have been exchanged immediately prior to such consolidation or merger. The foregoing provisions of this Paragraph 4 shall similarly apply to successive mergers.

     (b) In case of any sale or conveyance to another person or entity of the property of the Company as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to exchange the Preferred Shares shall have terminated, lawful provision shall be made so that the Holders of Preferred Shares shall thereafter have the right to exchange the Preferred Shares into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

     (c) If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Exchange Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     (d) In case at any time the Company shall propose:

     (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

     (ii) to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights; or

     (iii) any capital reorganization or reclassification of its shares or the merger of the Company with another Company (other than a merger in which the Company is the surviving or continuing Company and which does not result in any reclassification, exchange, or change of the outstanding shares of Common Stock); or

     (iv) the voluntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of said cases, the Company shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Company shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Holders of Preferred Shares.

     (e) The Company shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the exchange of Preferred Shares, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Preferred Shares or any rights represented thereby or of stock receivable upon exchange thereof shall be paid by the person or persons surrendering such Preferred Shares for exchange.

     (f) Whenever the number of shares to be issued upon exchange of the Preferred Shares is required to be adjusted as provided in this Paragraph 4, the Company shall forthwith compute the adjusted number of shares to be so issued and the adjusted Exchange Price and prepare a certificate setting forth such adjusted exchange amount and the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to each Holder of Preferred Shares.

     5. Liquidated Damages.

     (a) In the event a Holder shall elect to exchange Preferred Shares as provided herein, the Company may not refuse exchange based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for breach of this Agreement or any of the agreement between the Company and its affiliates and the Holders, unless, an injunction from a court, on notice, restraining and or enjoining exchange of all or part of said Preferred Shares shall have been issued and the Company posts a surety bond for the benefit of such Holder in the amount of 125% of the Stated Value of the Preferred Shares and accrued dividends sought to be exchanged, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

     (b) Intentionally Omitted.

     (c) Intentionally Omitted.

     (d) In the event (i) the Company is prohibited  from issuing  Common Stock;
(ii) fails to timely deliver Common Stock within five business days after a Delivery Date; (iii) if the Approval (as defined in Section 6 hereof) is not obtained on or before July 10, 2001; or (iv) if the Required Reserve (as defined in Section 6 hereof) is not set aside and reserved on behalf of the holder of the Preferred Shares on or before July 10, 2001, then at the Holder's election, the Company must pay to the Holder five (5) business days after request by the Holder or on the Delivery Date (if requested by the Holder) a sum of money equal to the Preferred Shares Stated Value designated by the Holder together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Holder on the same date as the Common Stock otherwise deliverable or within five (5) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Stated Value and accrued dividends will be deemed paid and no longer outstanding.

     (e) In the event the Common Stock issuable upon exchange of Preferred Shares is not included for resale in an effective registration statement at any time when such Common Stock is required to be so included pursuant to the terms of this Agreement, and the Registration Rights Agreement referred to in Paragraph 7 below, then the Holder may elect, at the Holder's sole discretion, to receive an amount of restricted Common Stock equal to the amount of Common Stock otherwise receivable upon exchange in lieu of the Common Stock otherwise receivable pursuant to the relevant Notice of Exchange.

     (f) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

     6. Undertaking/Share Reservation. So long as any Preferred Shares shall remain outstanding and the Holders thereof shall have the right to exchange same, the Company shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such exchanges subject to the following: The Company will reserve the number of shares of Common Stock on behalf of each Holder of Preferred Shares equal at all times to not less than 130% of the amount of Common Stock necessary to allow exchange of the entire Preferred Shares Stated Value and accrued dividends. To the extent that the Company does not have sufficient authorized and unissued shares of Common Stock available for full exchange of the Preferred Shares and accrued dividends, the Company shall seek shareholder approval to increase the number of authorized shares of Common Stock to provide for the reservation of the number of shares of Common Stock equal to not less than 130% of the number of shares of Common Stock that would be issuable upon exchange of the Preferred Shares and accrued dividends employing the lowest Exchange Price in effect at any time from the date of this Agreement and until the date immediately preceding the date of the meeting of the Company's shareholders at which such approval is sought (such amount being the "Required Reserve" and the shareholder's approval being the "Approval"). The Company undertakes to obtain the Approval no later than July 10, 2001 and reserve the Required Reserve.

     7. Registration Rights. The Holder has been granted certain registration rights by the Company in connection with the Common Stock. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Holder at or about the date of this Agreement.

     8. Waiver. The Company and Subsidiary hereby waive any right of recission, set-off and each and every other tortious or contractual claim as the foregoing relate to the Preferred Shares held by the Holders, arising out of any contract, agreement, course of dealing or relationship between and among the Company, Subsidiary, Teltran International Group, Ltd., Byron Lerner, or James Tubbs (collectively a "Claim"). The Company and Subsidiary hereby agree that no Claim will be raised against the Holders nor will any attempt be made by the Company or Subsidiary to deprive the Holders of any rights as holders of Preferred Shares based on a Claim. The foregoing shall not limit the rights of the Company and Subsidiary to make a Claim provided there shall be no impairment of the rights of the Holders in the Preferred Shares nor any impairment of the value of the Preferred Shares.

     9. Indemnification.

     (a) The Company agrees to indemnify, hold harmless, reimburse and defend Holder, Holder's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Holder or any such person which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Holders relating hereto.

     (b) Holder agrees to indemnify, hold harmless, reimburse and defend the Company and the Company's officers and directors against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any misrepresentation by Holder or breach by Holder of any warranty in this Agreement or in any Exhibits or Schedules attached hereto or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Holder of any covenant or undertaking to be performed by Holder hereunder, or any other agreement entered into by the Company and Holders relating hereto.

     10. Miscellaneous.

     (a) Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same on Schedule A hereto: (i) if to the Company, to NCT Group, Inc., 20 Ketchum Street, Westport, CT 06880, telecopier number: (203) 226-4338, with a copy by telecopier only to: Latham & Watkins, 555 Eleventh Avenue, N.W., Washington, D.C. 20004, Attn: William P. O'Neill, Esq., telecopier number: (202) 637-2201 and (ii) if to the Holder, to the name, address and telecopy number set forth on Schedule A hereto. Any notice that may be given pursuant to this Agreement, or any document delivered in connection with the foregoing may be given by the Holder on the first business day after the observance dates in the United States of America by Orthodox Jewry of Rosh Hashanah, Yom Kippur, the first two days of the Feast of Tabernacles, Shemini Atzeret, Simchat Torah, the first two and final two days of Passover and Pentecost, with such notice to be deemed given and effective, at the election of the Holder on a holiday date that precedes such notice. Any notice received by the Holder on any of the aforedescribed holidays may be deemed by the Holder to be received and effective as if such notice had been received on the first business day after the holiday. Notice of change of address for purposes of this section shall be made pursuant to the provisions of this section.

     (b) Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written reasonable consent of the other party.

     (c) Execution. This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

     (d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     (e) Specific Enforcement, Consent to Jurisdiction. The Company and Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 9(d) hereof, each of the Company and Holder hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                          NCT GROUP, INC.



                                          By:_________________________________



-------------------------------------  ------------------------------------
AUSTOST ANSTALT SCHAAN - Holder           BALMORE S.A. - Holder



-------------------------------------  ------------------------------------
AMRO INTERNATIONAL, S.A. - Holder         THE GROSS FOUNDATION, INC. - Holder



-------------------------------------  ------------------------------------
NESHER LTD. - Holder                      TALBIYA B. INVESTMENTS LTD. - Holder



-------------------------------------  ------------------------------------
LEVAL TRADING, INC. - Holder              UNITED SECURITIES SERVICES, INC.
                                          - Holder



-------------------------------------  ------------------------------------
ICT N.V. - Holder                         LIBRA FINANCE, S.A. - Holder



      Artera Group, Inc. acknowledges the foregoing Exchange Rights Agreement and agrees to cooperate with all parties thereto to effectuate the timely compliance with the terms thereof by NCT Group, Inc. and the Holders.

                                    ARTERA GROUP, INC.


                                    By:___________________________________

                   SCHEDULE A TO EXCHANGE RIGHTS AGREEMENT

--------------------------------------------------------------------------------
HOLDER                          NUMBER OF       STATED VALUE    CERTIFICATE
                                SHARES OF                       NUMBER
                                 PREFERRED STOCK
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AUSTOST ANSTALT SCHAAN          1,077           $1,077,000      P23 and P24
7440 Fuerstentum
Lichenstein, Landstrasse 163
Fax: 011-431-534532895
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
BALMORE, S.A.                   1,077           $1,077,000      P21 and P22
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
AMRO INTERNATIONAL, S.A.        471             $471,000        P25 and P26
C/o Ultra Finanz
Grossmuenster Platz 6
Zurich, Switzerland CH8022
Fax: 011-411-262-5512
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
THE GROSS FOUNDATION, INC.      70              $70,000         P31
1660 49th Street
Brooklyn, New York
Fax: 718-851-3511
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LEVAL TRADING, INC.             260             $260,000        P32 and P33
C/o Thierry Ulmann
14 rue du Conseil-General
CH-1205, Geneva, Switzerland
Fax: 011-4122-321-0807
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
NESHER LTD.                     107             $107,000        P27 and P28
Ragnall House, 18 Peel Road Douglas, Isle of Man 1M1 4L2, United Kingdom Fax:
011-44-1624-661594
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
TALBIYA B. INVESTMENTS LTD.     116             $116,000        P29 and P30
Ragnall House, 18 Peel Road Douglas, Isle of Man 1M1 4L2, United Kingdom Fax:
011-44-1624-661594
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
UNITED SECURITIES SERVICES,     21              $21,000         P35
INC.
135 West 50th Street, Suite
1700
New York, New York 10020
Fax: 212-541-4410
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ICT N.V.                        77              $77,000         P36
Antwerp Tower
De Keyserlei 5 Box 59
2018 Antwerp, Belgium
Fax: 011-32-3-233-2680
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
LIBRA FINANCE, S.A.             1,000           $1,000,000      P3 and P6
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
--------------------------------------------------------------------------------

                               NOTICE OF EXCHANGE

(To be executed by the Registered Holder in order to exchange the Preferred Shares)


     The undersigned hereby elects to exchange $_________ of the Stated Value and $_________ of the accrued dividends due on the Preferred Shares issued by Artera Group, Inc. on ___________, 2001 into Shares of Common Stock of Artera Group, Inc. (the "Company") according to the conditions set forth in such Note, as of the date written below.



Date of Exchange:_______________________________________________________________


Exchange Price:_________________________________________________________________


Shares To Be Delivered:_________________________________________________________


Signature:______________________________________________________________________


Print Name:_____________________________________________________________________


Address:________________________________________________________________________


--------------------------------------------------------------------------------